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                                                                  EXHIBIT NO. 11

                STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

                                                     Year Ended
                                                  December 31, 1998
                                                 --------------------
                                                             Earnings
                                                 Shares     Per Share
                                                 ------     ---------
                                                   (In Thousands)
Basic Weighted Average Shares Outstanding         2,213       $1.74
                                                  =====       =====

Diluted
  Average Shares Outstanding                      2,213
  Common Stock Equivalents                            0
                                                  -----

                                                  2,213       $1.74
                                                  =====       =====


                                                     Year Ended
                                                  December 31, 1997
                                                 --------------------
                                                             Earnings
                                                 Shares     Per Share
                                                 ------     ---------
Basic Weighted Average Shares Outstanding         2,173       $1.66
                                                  =====       =====

Diluted
  Average Shares Outstanding                      2,173
  Common Stock Equivalents                            0
                                                  -----

                                                  2,173       $1.66
                                                  =====       =====